UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 2, 2009

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 273-0123

Former name or former address, if changed since last report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01   Regulation FD Disclosure.

On June 2, 2009, Aetna Inc. (“Aetna”) issued a press release announcing that it is revising its 2009 operating earnings per share guidance from a range of $3.85 to $3.95 to a range of $3.55 to $3.70 (1).  A copy of that press release is furnished herewith as Exhibit 99.1 and hereby incorporated in this Item 7.01 by reference.

Senior members of Aetna’s management team are currently scheduled to meet with investors and analysts from June 2, 2009 through June 18, 2009.  Aetna expects discussions at those meetings to focus on its strategy, tactics and future outlook.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be or be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

(1)  Projected full-year 2009 operating earnings per share exclude after tax net realized capital losses of $4.8 million reported by Aetna for the three months ended March 31, 2009.  Projected operating earnings per share also exclude from net income any net realized capital gains or losses and other items occurring after March 31, 2009.  Aetna is not able to project the amount of future net realized capital gains or losses or other items and cannot therefore reconcile projected operating earnings per share in any period to projected net income per share.  Projected full-year 2009 operating earnings assume less than 455 million weighted-average diluted shares.

Section 9 – Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of Aetna Inc. dated June 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aetna Inc.

Date: June 2, 2009	By:	/s/ Rajan Parmeswar
Name: Rajan Parmeswar
Title: Vice President, Controller and Chief Accounting Officer

Exhibit Number	Description

Exhibit 99.1	Press release of Aetna Inc. dated June 2, 2009.